Exhibit 10.8

Agreement on Transfer of the Share in 5 Patents

关于转让在5项专利中的份额的协议

This agreement is entered into by and between Jiangsu Zhenyu Environmental Protection Technology Co. Ltd. (the “Transferor”) and Yixing Dragon Path Environment Technology Limited (the “Transferee”) on July 1, 2011 in Yixing City, Jiangsu Province, PRC.

本协议由江苏振宇环保科技有限公司（“出让方”）和宜兴龙程环保科技有限公司（“受让方”）于2011年7月1日在江苏省宜兴市签订。

WHEREAS, the Transferor and Jiangsu Jinyu Environmental Engineering Co., Ltd. are joint owners of 5 patents granted in PRC.

鉴于，出让方和江苏锦宇环境工程有限公司是5项中国专利的共有权利人。

WHEREAS, the Transferor is willing to transfer its share in such 5 patents to the Transferee.

鉴于，出让方愿意向受让方转让其在该5项专利中的份额。

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements herein contained, the Parties hereto agree as follows:

为此，基于前述考虑和各方合意，各方同意如下：

1.	The Transferor transfers its share in 5 patents to the Transferee. Upon consent of other joint owner, the Transferee will be one of the joint owners of below 5 patents:

出让方向受让方转让其在5项专利中的份额。经其他共有权利人同意，受让方将成为下列5项专利的共有权利人之一：

No.(序号)	Patent number (专利号)
1	PRC Patent number(中华人民共和国专利号): ZL 03 2 21600.9
2	PRC Patent number(中华人民共和国专利号): ZL 03 2 21599.1
3	PRC Patent number(中华人民共和国专利号): ZL 2009 2 0284622.6
4	PRC Patent number(中华人民共和国专利号): ZL 2009 2 0284621.1
5	PRC Patent number(中华人民共和国专利号): ZL 2009 2 0284624.5

2.	The consideration for transferred share in such 5 patents shall be discussed by the Transferor and the Transferee in good faith. The consideration for transferred share in 5 patents shall be paid by the Transferee to the Transferor in accordance with the result of discussion.

出让方和受让方应真诚地讨论该5项专利中被转让份额的对价。受让方应按双方讨论的结果向出让方支付在5个专利中被转让份额的对价。

3. From the execution date of this agreement on, the Transferee shall be deemed as a new joint owner of such 5 patents, and the Transferor shall cease to be a joint owner. All rights and benefits relating to the transferred share in co-ownership of such 5 patens shall be enjoyed by the Transferee.

自本协议签订之日起，受让方应被视为该5项专利的新的共有权利人，而出让方不再是共有权利人。与该5项专利中被转让份额相关的权利和利益应由受让方享有。

4. Upon execution of this agreement, the Transferor and the Transferee shall cooperate with each other to update the names of joint owners of such 5 patents as soon as possible. Both parties may further sign instruments or agreements for the purpose of such updating. All those instruments and agreements shall be construed according to this agreement.

本协议签订后，双方应互相合作尽快更新该5项专利的共有权利人。为此，双方可进一步签订各类文据和协议。该等文据和协议应按照本协议解释。

[Following are signature pages.]

[以下是签字页]

IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Agreement as of the date written above.

兹证明，以下各方在本协议注明的日期签署了本协议。

Transferor: Jiangsu Zhenyu Environmental Protection Technology Co. Ltd (Seal)

出让方：江苏振宇环保科技有限公司（章）

Legal/Authorized Representative:__________

法定代表人/授权代表签字

Transferee: Yixing Dragon PathEnvironment Technology Limited (Seal)

受让方：宜兴龙程环保科技有限公司（章）

Legal/Authorized Representative:__________

法定代表人/授权代表签字

Consent of other joint owner of said 5 patents:

5项专利的共有权利人知晓并同意：

Jiangsu Jinyu Environmental Engineering Co., Ltd (Seal)

江苏锦宇环境工程有限公司（章）

Legal/Authorized Representative:__________

法定代表人/授权代表签字：